SCHEDULE 14A INFORMATION
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of 1934 (Amendment No. )
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ARI Network Services, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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ARI NETWORK SERVICES, INC.
11425 West Lake Park Drive, Suite 900
Milwaukee, Wisconsin 53224

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
RATIFICATION OF INDEPENDENT AUDITORS
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
REPORT OF THE AUDIT COMMITTEE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
December 7, 2006
To the Shareholders of ARI Network Services, Inc.:
     The 2006 Annual Meeting of Shareholders of ARI Network Services, Inc. will be held at the headquarters of ARI Network Services, Inc., 11425 West Lake Park Drive, Suite 900, Milwaukee, Wisconsin, on Thursday, December 7, 2006 at 9:00 a.m., local time, for the following purposes:
     1. To elect two directors to serve until 2009.
     2. To ratify the appointment of Wipfli LLP as independent auditors.
     3. To transact such other business as may properly come before the meeting.
     Shareholders of record at the close of business on October 20, 2006 are entitled to notice of and to vote at the meeting and at all adjournments thereof.
     Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. Shareholders are urged to date, sign and return the accompanying proxy in the enclosed envelope whether or not they expect to attend the annual meeting in person. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof.
     By order of the Board of Directors,
Timothy Sherlock, Secretary
November 8, 2006

ARI NETWORK SERVICES, INC.
11425 West Lake Park Drive, Suite 900
Milwaukee, Wisconsin 53224
(414) 973-4300
PROXY STATEMENT
     The Board of Directors of ARI Network Services, Inc. (the “Company”) submits the enclosed proxy for the annual meeting to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Each shareholder of record at the close of business on October 20, 2006 will be entitled to one vote for each share of Common Stock registered in such shareholder’s name. As of October 20, 2006, the Company had outstanding 6,227,335 shares of Common Stock. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum at the meeting. This proxy statement and the accompanying proxy and Annual Report to Shareholders are being sent to the Company’s shareholders commencing on or about November 8, 2006.
     Any shareholder executing and delivering the enclosed proxy may revoke the same at any time prior to the voting thereof by written notice of revocation given to the Secretary of the Company.
     Unless otherwise directed, all proxies will be voted FOR the election of the individuals nominated to serve as director and FOR the other proposal. The directors will be elected by a plurality of votes cast at the meeting (assuming a quorum is present). In other words, the nominees receiving the two largest numbers of votes will be elected. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that a failure to vote for an individual results in another individual receiving a larger number of votes. Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors. The other proposal will be approved if the affirmative votes exceed the votes cast against. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the meeting but are not affirmative votes or votes against and, therefore, will have no effect on the outcome of the voting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to beneficially own 5% or more of the Common Stock, by each director or nominee of the Company, by named executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 20, 2006. The address for each of the persons listed below is 11425 West Lake Park Drive, Suite 900, Milwaukee, Wisconsin 53224, unless otherwise specified.

NAME AND ADDRESS OF	AMOUNT AND NATURE OF
BENEFICIAL OWNERS	BENEFICIAL OWNERSHIP (1)	PERCENT
Briggs & Stratton Corporation (2) 12301 West Wirth Street Milwaukee, WI 53201	840,000	13.5%

Peter H. Kamin (3)	591,500	9.5%
c/o The Nelson Law Firm, LLC 75 South Broadway, 4th Floor White Plains, NY 10601

John C. Bray	155,544	2.4%

Gordon J. Bridge	170,527	2.7%

Brian E. Dearing (4)	614,191	9.7%

Ted C. Feierstein	73,647	1.2%

Jeffrey E. Horn (5)	20,648	*

NAME AND ADDRESS OF	AMOUNT AND NATURE OF
BENEFICIAL OWNERS	BENEFICIAL OWNERSHIP (1)	PERCENT
William C. Mortimore	37,375	*

Timothy Sherlock	73,278	1.2%

Frederic G. Tillman	99,097	1.6%

Richard W. Weening (6)	254,224	4.0%

All executive officers and directors as a group (10 persons)	1,462,997	21.0%

*	Less than 1%

(1)	Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Includes options exercisable within 60 days of October 20, 2006 as follows: Mr. Bray (122,750 shares), Mr. Bridge (111,785 shares), Mr. Dearing (114,083 shares), Mr. Feierstein (73,647 shares), Mr. Mortimore (37,375 shares), Mr. Sherlock (65,000 shares), Mr. Tillman (86,250 shares), Mr. Weening (117,887 shares), and all executive officers and directors as a group (728,777 shares).

(2)	Stock information is provided as of March 16, 2000 based upon Schedule 13D amendment files April 3, 2000.

(3)	Stock ownership information is provided as of December 31, 2004 based upon Schedule 13G amendment filed February 2, 2005. Mr. Kamin’s total includes 151,900 shares held by the Peter H. Kamin Childrens Trust, 103,200 shares held by the Peter H. Kamin Profit Sharing Plan, 28,100 shares held by the Peter H. Kamin Family Foundation and 25,000 shares held by 3K Limited Partnership.

(4)	Mr. Dearing’s total includes 303,988 shares held in the Company’s 401(k) plan, of which Mr. Dearing is a trustee with voting power. Mr. Dearing disclaims any beneficial ownership in these shares in excess of his pecuniary interest (11,451 shares).

(5)	Mr. Horn resigned his position with the Company effective August 1, 2006

(6)	Mr. Weening’s total also includes 50,677 shares held by Quaestus Management Corp., 85,000 shares held by RPI Holdings, Inc., 535 shares held in tenancy in common with a third party and 125 shares held by his spouse. Mr. Weening disclaims any beneficial ownership in the shares held by third parties in excess of his pecuniary interest.
ELECTION OF DIRECTORS
     The Company’s directors are divided into three classes, with staggered terms of three years each. At the meeting, shareholders will vote on two directors to serve until 2009: Gordon J. Bridge and Ted C. Feierstein.
Nominees For Election To Serve
Until The Annual Meeting In 2009
     Gordon J. Bridge, 64; Mr. Bridge, a director since December 1995, owns an IT consulting business. From January 2004 to September 2006 Mr. Bridge was president, and from May 2005 to September 2006 was Chief Executive Officer of CM IT Solutions, a nationwide franchise system providing information technology consulting and support services to small and medium sized businesses. From December 1999 to August 2001, Mr. Bridge was Chairman of the Board and Chief Executive Officer of SurferNETWORK. From November 1995 to January 2000, Mr. Bridge was Chairman of the Board and from April 1997 to March 1998 was Chief Executive Officer of ConnectInc.com Company. Mr. Bridge held various executive management positions with AT&T from 1988 to 1995, including president of three business units for AT&T: Consumer Interactive Services, EasyLink Services and Computer Systems. Prior to joining AT&T, Mr. Bridge was with the IBM Corporation for nearly 23 years holding the positions of Vice President of Sales and Vice President of Marketing for the US for the National Accounts Division in the mid 1980’s. Mr. Bridge holds a B.A. in Mathematics from Bradley University.

     Ted C. Feierstein, 48; Mr. Feierstein, a director since January 2000, is a partner in Ascent Partners (“Ascent”), a merchant bank specializing in investments, mergers and acquisitions, and strategic assistance for Internet, software and information technology-focused professional service companies. Mr. Feierstein is also a founding partner of Prism Capital, a private equity fund. Prior to co-founding Ascent, Mr. Feierstein was a senior vice-president with the Corum Group, a firm specializing in merger and acquisition advisory services to the software industry, and was a venture capitalist with Wind Point Partners, a private equity fund. Mr. Feierstein received an MBA from the Harvard Business School in 1989 and a BBA from the University of Wisconsin-Madison in 1979.
Directors Whose Term
Expires At The Annual Meeting In 2007
     William C. Mortimore, 61; Mr. Mortimore, a director since 2004, was the founder of Merge Technologies Incorporated (“MTI”) and its Chief Strategist from September 2000 until July 2006, interim Chief Executive Officer from May 2006 until July 2006, Chairman of the Board from September 2000 until May 2006, President and Chief Executive Officer from November 1987 through August 2000 and a member of the Board of Directors since its inception in November 1987 until July 2006. MTI is a global healthcare software and services company that trades on the Nasdaq National Market under the symbol MRGE. Mr. Mortimore has served as co-founder and a senior manager of several businesses in the fields of information communications technology, healthcare services and real estate and has been responsible for securing public and private financing for these organizations. Mr. Mortimore was an original member of the American College of Radiology / National Association of Electrical Manufacturers (“ACR / NEMA”) committee responsible for establishing and maintaining the DICOM medical imaging standard. Mr. Mortimore has also served as a member of the Board of Directors of MRI Devices, Inc., a privately held diagnostic imaging manufacturer, from November 2002 until its sale to Intermagnetics General Corporation in mid 2004 . Mr. Mortimore received a B. S. in Electrical Engineering from Michigan State University, an M.E.E. from the University of Minnesota and pursued doctoral studies in Electrical Engineering at the University of Minnesota.
     Richard W. Weening, 60; Mr. Weening, a director since 1981, organized the Company in 1981 as a business information publishing subsidiary of Raintree Publishers, Inc., now known as RPI Holdings, Inc. (“RPI”). He served as President and Chief Executive Officer of the Company until October 1987, Chairman and Chief Executive Officer of the Company until October 1990, and Chairman of the Board of Directors until 1997. Mr. Weening is also the President, Chief Executive Officer and director of QUAESTUS & Co., Inc., a private equity investment firm; the Chairman of the Board and Chief Executive Officer of Prolitec Inc., an environmental technology and services company and Chief Executive Officer of Prolitec Defense Systems. Mr. Weening has served as President of RPI from 1972 to the present. In 1996 Mr. Weening founded Cumulus Media Inc. (NASDAQ:CMLS), a radio broadcasting group, and served as its executive chairman until June 2000. In November 2003, Mr. Weening, without admitting or denying the allegations, entered into a Final Judgment and Order of Permanent Injunction to settle litigation instituted by the Securities and Exchange Commission relating to record-keeping and internal controls violations in connection with his position at Cumulus Media, Inc. Without admitting or denying the Commission’s findings, Mr. Weening consented to the issuance of the order that required him to pay a $75,000 civil penalty and be permanently enjoined from violating the record-keeping and internal controls requirements under the Securities Exchange Act of 1934, including Section 13(b)(5) and Rules 13b2-1 and 13b2-2 promulgated thereunder, and from aiding and abetting violations of Section 13(b)(2)(A) of the Exchange Act.
Director Whose Term
Expires At The Annual Meeting In 2008
     Brian E. Dearing, 51; Mr. Dearing is the Chairman of the Board, President and Chief Executive Officer of the Company. He has been a director since 1995 and was elected Chairman of the Board of Directors in 1997. Prior to joining ARI in 1995, Mr. Dearing held a series of electronic commerce executive positions at Sterling Software, Inc. in the U.S. and in Europe. Prior to joining Sterling in 1990, Mr. Dearing held a number of marketing management positions in the EDI business of General Electric Information Services since 1986. Mr. Dearing holds a Masters Degree in Industrial Administration from Krannert School of Management at Purdue University and a BA in Political Science from Union College.
     The Board of Directors held ten meetings in fiscal 2006. Each incumbent director attended 75 percent or more of the combined number of meetings of the Board and committees on which such director served, during the period for which he has been a director or served on the committee, except Mr. Weening. Directors are encouraged to attend the annual meeting of shareholders, but the Company has not adopted a formal policy requiring attendance at the annual meeting. Four of the Company’s five directors attended the 2005 annual meeting of shareholders.

     The Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors. Nevertheless, efforts are made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders on a timely basis. The Board of Directors believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, shareholders wishing to formally communicate with the Board of Directors may send communications directly to ARI Network Services, Inc., Attention: Chairman, 11425 West Lake Park Drive, Suite 900, Milwaukee, Wisconsin 53224. The Chairman will review such communications and, if appropriate, forward such communications to other board members.
     The Company’s Board of Directors has established an audit committee which is currently composed of Mr. Bridge (chairman), Mr. Mortimore and Mr. Weening. The Board of Directors has adopted a written charter for the audit committee. Information regarding the functions performed by the audit committee, its membership, and the number of meetings held during fiscal 2006 is set forth in the “Report of the Audit Committee,” included in this annual proxy statement. The members of the audit committee are independent under the rules adopted by the NASD regarding the independence of audit committee members. The Board of Directors has determined that Mr. Bridge, Mr. Mortimore and Mr. Weening are each an “audit committee financial expert” and are each “independent” as those terms are defined under NASD listing standards.
     The Company’s Board of Directors has established a compensation committee that currently is composed of Mr. Bridge and Mr. Feierstein. The duties of the compensation committee are to approve all executive compensation, to administer the Company’s 1991 Incentive Stock Option Plan, the 2000 Employee Stock Purchase Plan, the 1993 Director Stock Option Plan and the 2000 Stock Option Plan and to recommend director compensation for approval by the entire Board. The compensation committee met three times during fiscal 2006.
     The Company’s Board of Directors has not established a nominating committee, as decisions regarding Board membership are made by the full Board. Due to the small size of the Company’s Board of Directors, as well as the recent lack of turnover in the Board of Directors, the Board has determined not to have a separate nominating committee. Likewise, the Board has not adopted a written charter governing director nominating decisions. Messrs. Bridge, Feierstein, Mortimore and Weening meet the NASD definition of independence as it would apply to a nominating committee, but Mr. Dearing does not because he is an executive officer of the Company.
     The Board will consider candidates for director that are nominated by shareholders in accordance with the procedures set forth in the Company’s by-laws. Under the by-laws, nominations, other than those made by the Board of Directors, must be made pursuant to timely notice in proper form to the secretary of the Company. To be timely, a shareholder’s request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the secretary of the Company at the principal office not later than 90 days and not earlier than 150 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.
     The Board will consider proposed nominees whose names are submitted to it by shareholders. However, it does not have a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of shareholder proposals. The Board intends to review periodically whether a formal policy should be adopted.
     The Board has generally identified nominees based upon suggestions by non-management directors, management members and/or shareholders. The Board considers factors important for potential members of the Board, including the individual’s integrity, general business background and experience, experience with our industry, and the ability to serve on the Board. The Board does not evaluate proposed nominees differently based on who made the proposal.
     For fiscal 2006 service, non-employee directors received an annual cash retainer of $18,000 and options for 6,000 shares, which were granted on December 8, 2005. Audit committee members received an additional $6,000 per year ($8,000 for the chairman) and compensation committee members an additional $2,500. The options have a 10-year term and have an exercise price equal to the fair market value of the stock on the date of grant. The options vest in two equal annual increments, commencing on July 31, 2006. The Board determined not to reduce Mr. Weening’s compensation for fiscal 2006 despite his not attending 75% or more of the board and committee meetings. Compensation for fiscal 2007 is currently the same as it was for fiscal 2006. The stock options are expected to be granted in December 2006 and vest in two equal annual increments, commencing on July 31, 2007.

Code of Ethics
     ARI has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The code of ethics is designed to promote honest and ethical conduct, including the ethical handling of conflicts of interest, compliance with applicable laws, and full, accurate, timely and understandable disclosure in reports we send to our shareholders or file with the SEC. Violations of the code of ethics are to be reported to the audit committee. A copy of the code of ethics may be obtained, without charge, by sending a request to ARI Network Services, Inc., Attention: Corporate Secretary, 11425 West Lake Park Drive, Suite 900, Milwaukee, Wisconsin 53224.
EXECUTIVE COMPENSATION
     The following table sets forth compensation for the last three fiscal years for each of the Company’s executive officers as of July 31, 2006.
Summary Compensation Table

					Long Term
		Annual Compensation			Compensation
					Awards	Payouts
					Securities
				Other Annual	Underlying
Name and				Compensation	Options/SARs	LTIP	All Other
Principal Position	Year	Salary	Bonus	(1)	(#) (2)	Payouts ($)	Compensation (3)
Brian E. Dearing,	2006	$192,687	$41,357	$—	—	$73,934	$2,913
President and Chief	2005	$192,687	$72,839	$—	50,000	$75,482	$1,927
Executive Officer	2004	$179,610	$93,859	$—	20,833	$135,170	$1,863

Timothy Sherlock	2006	$163,890	$22,990	$—	—	$44,354	$2,521
Chief Financial	2005	$163,890	$41,944	$—	22,500	$45,903	$1,694
Officer, Secretary,	2004	$163,890	$56,728	$—	—	$18,058	$441
Treasurer and VP of Finance

John C. Bray,	2006	$157,661	$14,109	$3,416	—	$25,723	$1,720
Vice President of	2005	$157,661	$29,431	$14,269	22,500	$27,927	$1,061
New Market	2004	$147,853	$37,132	$29,815	35,000	$87,510	$892
Development

Jeffrey E. Horn,	2006	$108,890	$15,326	$56,229	—	$9,326	$2,344
Vice President of	2005	$108,890	$30,505	$95,902	22,500	$33,384	$1,523
Global Sales and	2004	$108,890	$41,257	$65,439	—	$8,866	$1,434
Marketing (4)

Frederic G. Tillman,	2006	$129,134	$22,990	$—	—	$42,744	$1,830
Vice President of	2005	$118,745	$40,569	$—	22,500	$43,406	$1,600
Technology	2004	$118,745	$53,978	$—	20,000	$17,972	$1,772
Development

(1)	Other annual compensation consists of commissions paid on sales.

(2)	Options granted during fiscal 2004 were awarded pursuant to an option exchange program.

(3)	Amounts represent a Company match in common stock under the Company’s 401(k) plan.

(4)	Mr. Horn resigned effective August 1, 2006. On September 12, 2006, the Company hired Mr. Roy W. Olivier as the Company’s Vice President of Global Sales and Marketing.

     The table below provides information regarding the exercises of stock options during fiscal 2006 and the value of stock options held at July 31, 2006 by the persons named in the Summary Compensation Table. During fiscal 2006, no options were granted to such persons.
Aggregated Option/SAR Exercises
In Last Fiscal Year And Fiscal Year-End Option/SAR Values

			Number Of Securities Underlying	Value Of Unexercised
	Shares		Unexercised Option/SARS At	In-The-Money Options At
	Acquired On	Value	Fiscal Year End (#)	Fiscal Year End
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable (1)
Brian E. Dearing	10,000	$21,738	114,083 / 25,000	$62,552/22,500

Timothy Sherlock	—	—	65,000 / 11,250	$94,738/10,125

John C. Bray	—	—	122,750/ 11,250	$97,513/10,125

Jeffrey E. Horn	—	—	46,250 / 11,250	$45,450/10,125

Frederic G. Tillman	—	—	86,250 / 11,250	$99,200/10,125

(1)	For valuation purposes, a July 31, 2006 market price of $2.25 was used.
     The table below provides information regarding long-term incentive plan awards in fiscal 2006 to the persons named in the Summary Compensation Table.
Long-Term Incentive Plan Awards

			Estimated Future Payouts
			Under Non-Stock Price-Based Plans
	Number	Period
Name	of Units	Until Payment	Threshold	Target	Maximum
Brian E. Dearing	(1)	(2)	$26,910	$35,880	$71,760

Timothy Sherlock	(1)	(2)	$14,967	$19,956	$39,911

John C. Bray	(1)	(2)	$9,176	$12,235	$24,470

Jeffrey E. Horn (3)	(1)	(2)	$6,937	$9,249	$18,498

Frederic G. Tillman	(1)	(2)	$14,967	$19,956	$39,911

(1)	Consists of contingent, deferred cash and stock awards.

(2)	Consists of three consecutive one year performance periods commencing with fiscal 2007. The amount of the payout is adjusted on a sliding scale based upon the extent to which the Company’s revenue plan is achieved for each of the three years, ranging from a floor of 75% of the target award if the Company’s revenue plan is not met to a cap of 200% of the target award if revenue equals or exceeds 150% of plan. One-half of the threshold amount is paid in ARI stock, valued at the time of payment, and the remainder is paid in cash. The award is paid in three annual installments following fiscal years 2007, 2008 and 2009, provided the participant is then employed by the Company.

Targets for fiscal 2007 will equal the fiscal 2007 bonuses earned, up to 40% of the target bonuses, adjusted upward if the Company overachieves its fiscal 2007 net income objective. Payouts will be adjusted as noted above based on the Company’s revenue during fiscal years 2008, 2009 and 2010 and paid in installments following each of those fiscal years, provided the employee is then employed by the Company. One-half of the threshold amount will be paid in ARI stock, valued at the time of payment, and the remainder paid in cash.

(3)	Mr. Horn’s award was forfeited upon his resignation from the Company effective August 1, 2006.
     The Company has entered into Change of Control Agreements (“Change of Control Agreements”) with each of its executive officers. The Change of Control Agreements are intended to reduce the incentive for officers not to support a transaction that is beneficial to shareholders for fear that their employment would be terminated, retain the services of these officers and provide for continuity of management in the event of any “Change of Control,” as defined below. These Change of Control Agreements provide that each officer shall receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a “Change of Control,” as defined below, the officer’s employment is terminated without cause. For this purpose, “terminated without cause” is defined to include: (i) a significant reduction in the executive’s compensation, duties, title or reporting responsibilities; (ii) a change in the executive’s job location; or (iii) the termination by the officer of his employment for certain enumerated reasons. In addition, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years. If the officer leaves ARI for any other reason, within two years following a Change of Control, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years. The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements. In addition, upon a Change of Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.
     For purposes of the Change of Control Agreements, a “Change of Control” means any of the following events: the acquisition (other than from ARI) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of ARI’s then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.
CERTAIN TRANSACTIONS
     On January 3, 2005, the Company entered into a consulting agreement with Ascent Partners, Inc. Under the agreement, Ascent provided consulting services at a rate of $300 per hour, plus reimbursement for modeling expenses of approximately $5,000. During fiscal 2005, Ascent was paid approximately $45,200 under the agreement. No services were provided during fiscal 2006. Mr. Feierstein, a director of the Company, is a partner of Ascent.
     Briggs & Stratton Corporation (“Briggs”) is one of the Company’s customers and owns more than 5% of the Company’s stock. Briggs has entered into customer contracts with the Company in the ordinary course business. Generally, the contracts are for one year and renew annually unless either party elects otherwise. The Company invoiced Briggs approximately $480,000 for products and services provided during fiscal 2006. In addition, during fiscal 2006, Briggs provided graphic design and printing services to the Company for which the Company was charged approximately $186,000.
Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by reporting persons during fiscal 2006.
RATIFICATION OF INDEPENDENT AUDITORS
     The Audit Committee has appointed Wipfli LLP to serve as the Company’s independent accountant to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2007. The Board of Directors has recommended that shareholders ratify this appointment. It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment. Wipfli LLP also served as the Company’s independent accountant for the fiscal year ended July 31, 2006. A representative of Wipfli LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Auditor’s Fees
     Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, were as follows:

	2006	2005
Audit Fees	$111,875	$102,500
Audit Related Fees	$—	$10,766
Tax Fees	$5,500	$6,497
All Other Fees	$—	$450
Total Fees	$117,375	$120,213
     Tax services rendered by our independent auditors included consultations on state sales and use tax. Audit related fees included consultations related to Sarbanes Oxley 404. All other services rendered by our independent auditors in fiscal 2005 included consultations on accounting matters regarding the Securities and Exchange Commission.
     The audit committee pre-approves all audit and allowable non-audit services provided by the independent auditors, unless such pre-approval is waived in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X. These services may include audit services, audit-related services, tax services and other services. The audit committee has delegated the authority to grant pre-approval of auditing or allowable non-audit services to the chairman of the audit committee. Each pre-approval decision pursuant to this delegation is to be presented to the full audit committee at its next scheduled meeting.
EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth certain information about shares of the Company’s Common Stock outstanding and available for issuance under the Company’s existing equity compensation plans, the 1991 Incentive Stock Option Plan, the 1993 Director Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The table details securities authorized for issuance under the Company’s equity compensation plans as of July 31, 2006. The table below does not include stock option grants, exercises or cancellations since July 31, 2006 and, in accordance with SEC rules, excludes information concerning the Company’s 401(k) plan. The Company has discontinued granting options under the 1991 Incentive Stock Option Plan and 1993 Director Stock Option Plan, although options are outstanding under those plans.
     Equity Compensation Plan Information

	Number of		Number of securities
	securities to be		remaining available for
	issued upon		future issuance under
	exercise of	Weighted-average	equity compensation
	outstanding	exercise price of	plans [excluding
	options, warrants	outstanding options,	securities reflected in
Plan category	and rights	warrants and rights	column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,452,350	$1.38	162,426
Equity compensation plans not approved by security holders (1)	30,789	N/A	N/A
Total	1,483,139		162,426

(1)	Represents estimated number of shares to be issued pursuant to long-term incentive plan awards described above, based on an assumed value of $1.90 per share (the October 20, 2006 closing stock price).

OTHER MATTERS
Other Proposed Action
     The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.
Shareholder Proposals
     All proposals of shareholders intended to be presented at the Company’s 2007 Annual Meeting must be received by the Company at its executive offices on or before September 8, 2007, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by July 11, 2007 to be considered for inclusion in the proxy statement for that meeting.
Costs of Solicitation
     The expenses of printing and mailing proxy materials, including reasonable expenses involved in forwarding materials to beneficial owners of Common Stock, will be borne by the Company. In addition, directors, officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone, e-mail, facsimile or personal solicitation.
     SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ARI NETWORK SERVICES, INC., 11425 WEST LAKE PARK DRIVE, SUITE 900, MILWAUKEE, WISCONSIN 53224.
BY ORDER OF THE BOARD OF DIRECTORS
Timothy Sherlock, Secretary
November 8, 2006

REPORT OF THE AUDIT COMMITTEE
     The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. A complete description of the Committee’s duties is set forth in its charter.
     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Oversight Board (United States). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with auditors’ independence.
     The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during fiscal 2006.
     In reliance on the views and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended July 31, 2006 for filing with the Securities and Exchange Commission. The Committee has also approved the selection of the Company’s independent auditors.
/s/ Gordon J. Bridge
Gordon J. Bridge, Chairman of the Audit Committee
/s/ Richard W. Weening
Richard W. Weening, Audit Committee Member
/s/ William C. Mortimore
       William C. Mortimore, Audit Committee Member

A-1

ANNUAL MEETING OF SHAREHOLDERS OF
ARI NETWORK SERVICES, INC.
December 7, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible
¯ Please detach along perforated line and mail in the envelope provided. ¯

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Director:			2.	To ratify the selection of Wipfli LLP as the Company’s independent public accountants for fiscal 2007.	☐	☐	☐
☐		NOMINEES:
FOR ALL NOMINEES
				3.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2006 Annual Meeting and at any adjournment or postponement thereof.
☐	WITHHOLD AUTHORITY	¡	GORDON J. BRIDGE
		¡	TED C. FEIERSTEIN
☐	FOR ALL EXCEPT (See Instructions below)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEE FOR DIRECTOR AND “FOR” THE OTHER PROPOSAL.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to this the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, attorney, trustee or guardian, please give full title as such. If the signer is a corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ARI NETWORK SERVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned, a shareholder of ARI Network Services, Inc. (the “Company”), hereby appoints Brian E. Dearing and Timothy Sherlock, and each of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned on October 20, 2006, at the 2006 Annual Meeting of Shareholders of the Company to be held on December 7, 2006 at 9:00 a.m. and at any and all adjournments thereof.
(Continued and to be signed on the reverse side)

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